Investor Presentation Q3 2021 NYSE: CUBI High Tech Forward-Thinking Bank Supported by High Touch

2 In addition to historical information, this presentation may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements, including: the adverse impact on the U.S. economy, including the markets in which we operate, of the coronavirus outbreak, and the impact of a slowing U.S. economy and increased unemployment on the performance of our loan and lease portfolio, the market value of our investment securities, the demand for our products and services and the availability of sources of funding; the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that effect market interest rates and the money supply; the actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships; and the effects of changes in accounting standards or policies. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2020, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank, except as may be required under applicable law. This does not constitute an offer to sell, or a solicitation of an offer to buy, any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. Forward-Looking Statements

3 Customers Bancorp Snapshot Customers Bancorp NYSE: CUBI Headquarters West Reading, PA Offices1 37 FTE Employees 623 Market Capitalization2 As of 10/20/21 $1.5B Total Assets $19.1B Tangible Book Value3 $35.12 Data as of 9/30/2021, unless otherwise noted. (1) Offices includes branches, executive offices, Private Banking Offices and Loan Production Offices. (2) Calculated based on shares outstanding of 32.5M. (3) Non-GAAP Measure, refer to Appendix for reconciliation. Lines of Business Community Banking Specialty Banking Digital Banking • C&I • Multi-Family • CRE • SMB Lending • SBA • Residential Mortgage • Warehouse Lending • Lender Finance • Fund Finance • Real Estate Specialty Finance • Healthcare Lending • Equipment Finance • Technology and Venture Capital Banking • Financial Institutions Group Consumer • Checking & Savings • Personal Installment • Student Loan Refinancing • Medical/Dental • Credit Card Commercial • Real Time Payments • Digital Asset Banking • SMB Bundle • Credit Card New Line of Business or Geography in 2021

4 3Q 2021 Highlights: Exceptional Profitability & Growth 1) Non-GAAP Measure, refer to Appendix for reconciliation. Core EPS (ex. PPP) is $0.96. 2) Excluding PPP. 3Q 2021 Performance (vs. 3Q 2020) Profitability Balance Sheet Credit & Capital 3.24% vs. 2.86% in 3Q 2020 NIM1,2 $14.2B +2.5% Core Assets1,2 0.27% -7 bps NPA Ratio 2.35% vs. 0.93% in 3Q 2020 Core ROAA1 $10.6B -9.3% Total Loans and Leases1,2 1.65% -37 bps Reserve Coverage1,2 3.36% vs. 1.43% in 3Q 2020 Adjusted PTPP ROAA1 $17.0B +56.6% Total Deposits 8.1% +214 bps TCE/TA (ex. PPP)1,2 Core EPS1 $3.36 Core Earnings1 $113.9M Core ROCE1 42.16%

# Strategic Priorities

Customers Bancorp, Inc.

## Commercial

**Geographic Expansion**
- New teams covering the Carolinas, bringing total geographic expansion to 4 YTD 2021
- Active recruitment of additional teams underway

**Specialty Lending Expansion**
- New teams onboarded to establish verticals of Technology and Venture Capital Banking and Financial Institutions Group
- Active recruitment of additional teams underway

**Continued Growth of Existing Verticals**
- Strong demand: community banking C&I, lender finance, fund finance, real estate specialty finance and equipment finance
- Seek to grow market share in MWH
- Active recruitment of additional teams underway

**SBA Growth**
- Digital small balance 7(a) pilot launched in 3Q21
- $4.3M YTD 2021 in SBA gain on sale revenue
- Expect to achieve $6.0M in 2021

**Multifamily**
- Program underway to grow portfolio to ~15% of total loans

## Consumer

**Direct Originations**
- Crossed over $1B in direct Customers Bank personal loans
- Over 130k active profitable customers

**Consumer Gain on Sale Revenue**
- Generated $4.5M YTD 2021 and achieved 2021 goal

**Fintech Banking**
- Seek to become partner bank with existing MPL partners in 2022
- Potential to add several million dollars in annual fee income
- Initiative is executed by our embedded fintech team

**New Products**
- Enhanced credit card launch in 1H 2022
- Evaluating additional products to be launched in 2022

## Digital

**Customers Bank Instant Token ("CBIT")**
- 24/7/365 payment solution
- $1.5B in non interest bearing deposits onboarded in 3Q21

**New Vertical Expansion**
- New vertical of Digital Asset Banking created through the recruitment of a team

**Digital SMB**
- Digital SMB bundle pilot launches 1H 2022 with term loan and revolver
- Cross sell underway on 315k unique PPP customers
- In discussion with several asset generating fintech partners

**Rebranding and Website Relaunch**
- On track for implementation by year end

5

6 $4.3 $11.9 $17.0 $26.7 $25.8 $101.6 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 2Q '20 3Q '20 4Q '20 1Q '21 2Q '21 3Q '21 Origination Fees Paycheck Protection Program: Loans and Fees 1) As of 9/30/2021 Includes all PPP loans facilitated by Customers Bank (originated and purchased). 2) As measured in terms of # of loans Fee Income Recognized1 $ in millions • #2 PPP Bank Lender in the country using technology platform2 • Purchased $529M in PPP loans from a large global fintech adding to deferred origination fee totals • Currently have 189,604 PPP loans remaining to be forgiven • Processed 73,886 loans for $1.1B through SBA direct forgiveness platform • ~$346 million of origination fee revenue from the PPP Program • Recognized $187 million origination fee revenue since inception (as of September 30, 2021) • Forgiveness rate remains above 99.5% of loans processed $4.8 $5.0 $4.6 $3.2 $2.2 $1.5 $1.9 $4.1 $3.5 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 2Q '20 3Q '20 4Q '20 1Q '21 2Q '21 3Q '21 PPP Loans - R1 & 2 PPP Loans - R3 PPP Loan Balances1 $ in billions

Customers Bancorp, Inc.

# Customers Bank Instant Token (CBIT) Timeline[1]

| | Jan-Jun | Jul-Sep | Sep | Oct | Nov/Dec |
|---|---|---|---|---|---|
| **CUBI** | **Opportunity Analysis**<br>Formulated use cases and built economic opportunity model<br>Conducted due-diligence on prospective vendors<br>Built risk mitigants and controls where needed | **Product Testing and Client Curation**<br>Platform integration & E2E product testing<br>Implemented KYC processes for qualifying customers<br>Hand-select clients to join Platform | **Digital Asset Customers**<br>Began banking Digital Asset Customers<br>$1.5B zero-cost deposits in Q3 | **Beta Launch**<br>Fully functional platform<br>Select enterprise grade customers in the crypto ecosystem. | **Full Launch**<br>Fully functional API connected platform<br>Open to all CUBI commercial banking customers |
| **CUBI Customer** | Submit completed onboarding documents | CUBI KYC Review | **Begin transacting on platform** | Bring more partners<br>Scale number and size of transactions<br>Build API integration, if applicable | **Begin using API and automate workflows** |

New client onboarding: ~ 48 hours

1) In partnership with TassatPay.

7

8 1) Excludes PPP loan balances, Non-GAAP Measure, refer to Appendix for reconciliation. 2) CAGR calculated based on 2.75 years. 3) Includes owner occupied CRE Loan Growth $ in Billions 3Q 2021 Loan Mix1 Highly Diversified Portfolio with Core C&I and Consumer Installment Loan Growth YoY of 23% - Strong and Growing Pipeline • Strong core C&I3 growth of $516 million or 19% over 3Q20 • Strong consumer installment growth of $391 million or 32% over 3Q20 • Targeting total consumer loans of 15-20% of loan portfolio • Pipelines remain strong; on track to hit 2021 growth targets Balance Sheet: Loan Growth & Mix $1.9 $2.4 $2.9 $3.3 $1.2 $1.3 $1.4 $1.3$0.7 $1.6 $1.6 $1.9 $1.5 $2.3 $3.7 $2.6 $3.3 $2.4 $1.8 $1.4 $4.6 $5.0 $8.5 $10.1 $15.8 $15.5 2018 2019 2020 3Q '21 Core C&I Investment CRE Consumer Loans Mortgage Warehouse Multi-Family PPP Loans CAGR(excl. PPP) = 8.0% (1)(2) 31% 13% 18% 25% 13% Core C&I Investment CRE Consumer Loans Mortgage Warehouse Multi-Family 3 3

9 Balance Sheet: Deposit Growth & Mix 1) CAGR calculated based on 2.75 years. Deposit Growth $ in Billions 3Q 2021 Deposit Mix Significant Deposit Growth and Funding Mix Improvement Achieved • Total deposit growth of $6.1B (57%) YoY, which included $5.3B (115%) increase in demand deposits over 3Q20 • YTD 2021 deposit growth of $5.7B, which included $1.5B driven by customers joining Real-Time Payments platform • CD’s declined $379 million (39%) YoY, making up only 3% of total deposits at 9/30/2021 • Average cost of deposits dropped to 0.42% for 3Q21 from 0.67% in the year-ago quarter • Spot cost of deposits as of September 30, 2021 of 0.32% • Expect cost of deposits to be below 30 basis points at December 31, 2021 29% 30% 30% 8% 3% Noninterest Bearing DDAs Interest Bearing DDAs Money Market Accounts Savings Accounts Certificates of Deposit (CD's) $1.1 $1.3 $2.4 $5.0 $0.8 $1.2 $2.4 $5.0 $3.1 $3.5 $4.6 $5.1 $0.4 $0.9 $1.3 $1.3 $1.7 $1.7 $0.7 $0.6 $7.1 $8.6 $11.3 $17.0 2018 2019 2020 3Q '21 Noninterest Bearing DDAs Interest Bearing DDAs Money Market Accounts Savings Accounts Certificates of Deposit (CD's) CAGR = 37% (1) Total DDA 59% of Deposits

10 Significant Improvement Achieved Due to Maintaining Loan Yields While Reducing Funding Costs • Net interest income (excl. PPP)1 was $107.8M and increased 23% over 3Q20 • Net interest margin (excl. PPP)1 was 3.24% − Overall loan yields increased by 33 basis points over 3Q20 due to efforts to improve the loan mix while maintaining credit quality during the pandemic rate environment − Total deposit cost declined by 25 basis points over 3Q20 as a result of on-going efforts to reduce deposit rates • Significant excess cash balances as a result of strong deposit growth negatively impacted NIM by ~16 basis points Income Statement: Growth in Net Interest Income & Margin 1) Excludes PPP loan balances, Non-GAAP Measure, refer to Appendix for reconciliation. 2) Total Deposit Cost includes non-interest bearing deposits. 3) Ex PPP Net Interest Income $ in Millions Loan Yield & Deposit Cost Net Interest Margin1,3 4.1% 4.1% 4.3% 4.4% 4.4% 0.7% 0.6% 0.5% 0.5% 0.4% 3Q '20 4Q '20 1Q '21 2Q '21 3Q '21 Loan Yield (Excl. PPP) Total Deposit Cost 21,3 $87.5 $97.7 $98.0 $102.9 $107.8 3Q '20 4Q '20 1Q '21 2Q '21 3Q '21 2.9% 3.2%3.3% 3.0%3.0%

11 Credit: Credit Quality and Reserves Remain Strong Nonperforming Loans $ in millions NPA as a % Total Assets Highlights • Credit quality remains excellent as evidenced by NPAs/Total Assets of only 0.27% at 9/30/21 • Bolstered by the adoption of CECL on January 1, 2020, the coverage ratio, excluding PPP loans1, was 1.65% at 9/30/21 • Due to the Bank’s history of focusing on lower credit risk businesses, we expect near-term credit outlook to remain stable Net Charge Offs $ in millions 0.34% 0.38% 0.26% 0.24% 0.27% 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 NPAs / Assets $63.6 $70.5 $48.7 $46.5 $52.0 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 Non Performing Loans $8.9 $0.1 $1.6 -$0.5 $1.1 $8.4 $8.3 $10.9 $7.0 $6.0 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 Commercial NCO's Consumer NCO's 1) Non-GAAP Measure, refer to Appendix for reconciliation.

12 Capital: Risk Based Capital & Leverage • TRB capital ratio increased 240 basis points over 3Q20, driven by PPP revenue and core bank earnings • TCE/TA excl. PPP increased 36% compared to 3Q20, driven by PPP revenue and core bank earnings 1) Excludes PPP loan balances, Non-GAAP Measure, refer to Appendix for reconciliation. 2) The Total Capital Ratio is estimated pending final Call Report. 11.3% 11.9% 12.4% 13.3% 13.4% 3Q '20 4Q '20 1Q '21 2Q '21 3Q '21E Total Risk Based Capital2 5.9% 6.4% 7.1% 7.7% 8.1% 3Q '20 4Q '20 1Q '21 2Q '21 3Q '21 TCE/TA excl. PPP1

13 Tangible Book Value 1) Non-GAAP Measure, refer to Appendix for reconciliation. 2) As of October 20, 2021 35.2% YoY Growth Tangible Book Value Per Share1 TBV/Share1 $35.12 Stock Price2 $47.20 Value Proposition Trading at 134% of TBV Highlights • Significant potential upside based on peer trading levels $25.97 $27.92 $30.01 $31.82 $35.12 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21E TBV/Share ProForma TBV/Share with Total PPP Revenue 1 $40.00

Customers Bancorp, Inc.

# Key Accomplishments

## Financial Performance

**Earnings**
- Record quarterly earnings in excess of $110 million, higher than any annual performance in the company's history

**Deposit Franchise**
- Reduced cost of deposits from 0.67% to 0.42% YoY
- Excluding CBIT related deposits, YTD growth was still 37%

**Stock Performance**
- Best performing publicly traded bank stock: 160% appreciation in 2021 as of October 20th
- Attractively valued at ~10x core earnings and ~134% of tangible book value

## Technology Driven Performance

**CBIT**
- $1.5B in zero cost deposits already attracted
- Poised for significant additional growth opportunities over coming quarters

**PPP[2]**
- #2 bank in country by number of loans in 2021
- ~347,000 loans and ~$10B throughout the program

**Gain on Sale Businesses**
- Technology led loan sales in consumer and SBA groups totaled ~$202M resulting in $8.8M gain on sale YTD 2021

## Capital

**Capital Ratio**
- Improved TCE/TA (ex. PPP)[1] capital ratios from 5.9% to 8.1% YoY

**Preferred Redemption**
- Completed redemption of $82.5 million in preferred stock adding ~$0.13 of annual run-rate EPS

**Common Stock Share Repurchase**
- Implemented program to repurchase up to 10% of the company's outstanding shares
- As of October 20, 2021 executed on 167,000 shares at an average price of $43.00

1) Excludes PPP, Non-GAAP Measure, refer to Appendix for reconciliation.
2) As of 9/30/2021 Includes all PPP loans facilitated by Customers Bank (originated and purchased).

14

15 Contacts Leadership Jay Sidhu Chairman & CEO of Customers Bancorp, Inc and Executive Chairman of Customers Bank Sam Sidhu President of Customers Bancorp, Inc and President & CEO of Customers Bank Carla Leibold CFO of Customers Bancorp, Inc and Customers Bank Andrew Bowman EVP & Chief Credit Officer Analysts B. Riley Financial - Steve Moss D.A. Davidson Company - Russell Gunther Hovde Group - Will Curtiss Jefferies LLC - Casey Haire Keefe, Bruyette & Woods - Michael Perito Maxim Group - Michael Diana Piper Sandler Companies - Frank Schiraldi Wedbush - Peter Winter

Appendix 16

17 Environmental, Social & Governance (ESG) considerations are integrated across our business units and incorporated into the policies and principles that govern how our company operates. We continuously seek to address some of the practical challenges in balancing short- and long-term business trade-offs in order to ensure that our stakeholders and shareholders prosper together. Customers Bank’s approach to ESG management includes promoting sound corporate governance, risk management and controls, investing in our Team Members and cultivating a diverse and inclusive work environment, strengthening the communities in which our Team Members live and work, and operating our business in a way that demonstrates Customers’ dedication to environmental sustainability. Environmental, Social & Governance Report Our Communities Use of investment and philanthropic capital to expand access to economic opportunity in the communities where we do business has been core to Customers since its founding more than 10 years ago. Our Team Members Customers Bank is committed to developing high performing Team Members and fostering a richly diverse and inclusive workplace culture. Our Environment Customers Bank provides financing solutions that generate positive environmental and social impacts and actively manages the environmental impacts of the company’s branches and office locations. Our Risk Culture Customers Bank’s tone at the top and risk culture underpins our ability to function with integrity and accountability and to systematically and independently review risks and opportunities while building sustainable value for the company. Our Corporate Governance & Ethics Supported by unwavering management commitment and an engaged Board, Customers Bank is continually focused on enhancing the structures, processes and controls in place that support and promote accountability, transparency and ethical behavior.

18 2020 ESG Milestones 1) As of 07/19/2021 Includes all PPP loans facilitated by Customers Bank (originated and purchased) Just days after the death of George Floyd, the bank held a company- wide virtual “Family Meeting” to provide an outlet of support to our Team Members. Executive leaders addressed over 600 Team Members who were then invited to share their stories, feelings and concerns. Customers Bank was one of the nation’s leading lenders in the Paycheck Protection Program (PPP). From passage of the CARES act on March 27, 2020 to date, the Bank funded approximately 347 thousand loans totaling $10 billion1. These loans helped save hundreds of thousands of jobs. Customers Bank joined the Federal Home Loan Bank of Pittsburgh in making 120 First Front Door home loans worth more than $12 million, providing affordable housing to families across the market. In total, Customers Bank invested more than $2.6 Million in 2020 through CRA investments, charitable donations, and community sponsorships. Customers Bank was the winner of the highly coveted 2020 Best Example of Making an Impact on Business Award presented by Everbridge, an organization focused on lifesaving efforts through its global Critical Event Management (CEM) platform. The bank stood out for its commitment to life safety, operational resilience and business continuity due to its efforts to communicate with Team Members, clients and the community during the onset of the pandemic. Customers Bank contributed nearly $400,000 to help feed those most in need during the pandemic. In addition to combating food insecurity, Customers Bank contributed an additional $250,000 to other pandemic- related programs including supplying PPE for hospitals and educational opportunities for inner-city children. Customers has become an active lender for several land-based wind projects, providing $126 Million in financing.

19 Credit: Loan and Lease Deferments Principal % of Principal % of ($'s in millions) Deferred Portfolio (2) Deferred Portfolio (2) C&I and Investment CRE: Commercial & Industrial $0.0 0.0% $0.0 0.0% SBA $3.4 3.5% $0.0 0.0% Investment CRE & Multi-Family $4.4 0.2% $0.0 0.0% Hotels $59.2 14.8% $59.2 14.9% Equipment Finance: Motor Coach $21.7 61.4% $13.1 37.8% Transportation $1.1 1.0% $1.1 1.0% Franchise $0.0 0.0% $0.0 0.0% Equipment Finance - Other $0.0 0.0% ($0.0) 0.0% Mortgage Warehouse: Mortgage Warehouse $0.0 0.0% $0.0 0.0% Consumer: Consumer Installment $4.9 0.3% $4.2 0.3% Residential Mortgage $3.4 1.2% $2.3 0.9% Manufactured Housing $0.1 0.2% $0.2 0.4% Total Deferred $98.2 0.9% $80.1 0.8% 6/30/21 9/30/21 (1) (1) The 9/30/2021 figures are all actual deferrals with none pending. (2) "% of Portfolio" ratio excludes PPP loans.

20 Credit: Allowance for Credit Losses for Loans and Leases (1) Utilized Moody’s September 2021 Baseline forecast with qualitative adjustments for 3Q 2021 provision. (2) Excludes Mortgage Warehouse loans reported at fair value, loans held for sale and PPP Loans. ($ in thousands) Amortized Cost Allowance for Credit Losses Lifetime Loss Rate Annualized Net Charge Off Ratio Loans and Leases Receivable: Commercial Multi-Family $1,369,876 $4,397 0.32% 0.00% Commercial & Industrial $2,673,226 $10,860 0.41% 0.02% Commercial Real Estate Owner Occupied $656,044 $3,617 0.55% 0.03% Commercial Real Estate Non-Owner Occupied $1,144,643 $7,375 0.64% 0.33% Construction $198,607 $886 0.45% -0.01% Total Commercial Loans and Leases Receivable $6,042,396 $27,135 0.45% 0.07% Consumer Consumer Installment $1,624,415 $98,039 6.04% 1.46% Residential Mortgage $248,153 $1,912 0.77% 0.09% Manufactured Housing $55,635 $4,410 7.93% 0.00% Total Consumer Loans Receivable $1,928,203 $104,361 5.41% 1.24% Total Loans and Leases HFI 2 $7,970,599 $131,496 1.65% 0.36% CECL Method 1 September 30, 2021

21 Liquidity Liquidity Sources ($000's) 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 YOY Change Cash and Cash Equivalents $325,594 $615,264 $512,241 $393,663 $1,000,885 $675,291 FHLB Available Borrowing Capacity $929,508 $684,936 $713,673 $1,466,067 $2,031,551 $1,102,043 FRB Available Borrowing Capacity $215,000 $220,000 $180,000 $197,000 $186,000 ($29,000) Investments (MV) US Gov't & Agency $40,008 $20,034 $20,053 $20,114 $0 ($40,008) MBS &CMO $333,845 $361,850 $590,485 $661,823 $871,191 $537,346 Municipals $18,260 $18,291 $18,527 $8,554 $8,655 ($9,605) Corporates $363,872 $396,744 $257,924 $350,420 $440,892 $77,020 ABS $375,381 $409,512 $550,087 $485,881 $540,959 $165,578 Other AFS $2,466 $3,853 $4,827 $0 $5,000 $2,534 Less: Pledged Securities ($20,053) ($18,849) ($17,589) ($15,988) ($12,440) $7,613 Net Unpledged Securities $1,113,778 $1,191,436 $1,424,314 $1,510,804 $1,854,257 $740,478 $2,583,881 $2,711,636 $2,830,229 $3,567,534 $5,072,693 $2,488,812

22 22.2% 10.2% 18.5% 26.6% 22.5% Geography West Southwest Midwest Southeast Northeast 97.7% 1.5% 0.3% 0.6% Profession Non COVID-19 Impacted Segments Non-Professional Retail & Restaurants Transportation, Travel and Entertainment 7.9% 78.3% 8.9% 4.9% Purpose Home Improvement Personal Loan Specialty Student Loan 29.1% 42.1% 28.8% Borrower Income <$49,999 $50K -$99,999 >$100K 17.4% 27.4% 21.4% 11.3% 4.4% 0.5% 17.5% Debt to Income Ratio 0-9.99% 10 – 19.99% 20 – 29.99% 30 – 39.99% 40 – 49.99% > 50% Unknown 29.7% 50.9% 19.4% FICO Score 750+ 700-749 660-699 Consumer Installment Loans Well Diversified Insignificant exposure to stressed professions $91K Avg Income 740 Avg FICO Portfolio average DTI is 20.8% (1) FICO score at time of origination. Note: Data as of September 30, 2021. (1)

23 Consumer Installment Loans Performance Note: Customers Bancorp’s impairment percentages are considered 1 day+ delinquent or in forbearance. Industry chart is from DV01 Insights COVID-19 Performance Report dated September 30, 2021. Continued Outperformance • At industry peak for consumer forbearance, CB overall remained less than half the industry average • Further, CB Direct was approximately 70% below industry average 0.9% 4.46% 0.0% 4.0% 8.0% 12.0% 16.0% 01 /3 1/ 19 02 /2 8/ 19 03 /3 1/ 19 04 /3 0/ 19 05 /3 1/ 19 06 /3 0/ 19 07 /3 1/ 19 08 /3 1/ 19 09 /3 0/ 19 10 /3 1/ 19 11 /3 0/ 19 12 /3 1/ 19 01 /3 1/ 20 02 /2 9/ 20 03 /3 1/ 20 04 /3 0/ 20 05 /3 1/ 20 06 /3 0/ 20 07 /3 1/ 20 08 /3 1/ 20 09 /3 0/ 20 10 /3 1/ 20 11 /3 0/ 20 12 /3 1/ 20 01 /3 1/ 21 02 /2 8/ 21 03 /3 1/ 21 04 /3 0/ 21 05 /3 1/ 21 06 /3 0/ 21 07 /3 1/ 21 08 /3 1/ 21 09 /3 0/ 21 CUBI Industry

24 Detailed Financial Ratios

25 Reconciliation of Non-GAAP Measures - Unaudited Customers believes that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our core results of operations and financial condition relative to other financial institutions. These non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in Customers' industry. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our ongoing financial results, which we believe enhance an overall understanding of our performance and increases comparability of our period to period results. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. The non-GAAP measures presented are not necessarily comparable to non- GAAP measures that may be presented by other financial institutions. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP. The following tables present reconciliations of GAAP to non-GAAP measures disclosed within this document.

Customers Bancorp, Inc.

# Reconciliation of Non-GAAP Measures – Unaudited (Cont.)

Core Earnings - Customers Bancorp
($ in thousands, not including per share amounts)

| | Q3 2021 | | Q2 2021 | | Q1 2021 | | Q4 2020 | | Q3 2020 | |
|---|---|---|---|---|---|---|---|---|---|---|
| | USD | Per Share | USD | Per Share | USD | Per Share | USD | Per Share | USD | Per Share |
| GAAP net income to common shareholders | $ 110,241 | $ 3.25 | $ 58,042 | $ 1.72 | $ 33,204 | $ 1.01 | $ 52,831 | $ 1.65 | $ 47,085 | $ 1.48 |
| Reconciling items (after tax): | | | | | | | | | | |
| Net loss from discontinued operations | - | - | - | - | 38,036 | 1.16 | 2,317 | 0.07 | 532 | 0.02 |
| Severance expense | - | - | 1,517 | 0.04 | - | - | - | - | - | - |
| Merger and acquisition related expenses | - | - | - | - | 320 | 0.01 | 508 | 0.02 | 530 | 0.02 |
| Legal reserves | 897 | 0.03 | - | - | - | - | - | - | 258 | 0.01 |
| (Gains) losses on investment securities | (4,591) | (0.14) | (2,694) | (0.08) | (18,773) | (0.57) | (1,419) | (0.04) | (9,662) | (0.30) |
| (Gain) losses on sale of foreign subsidiaries | - | - | 2,150 | 0.06 | - | - | - | - | - | - |
| Loss on cash flow hedge derivative terminations | - | - | - | - | 18,716 | 0.57 | - | - | - | - |
| Derivative credit valuation adjustment | (198) | (0.01) | 288 | 0.01 | (1,195) | (0.04) | (448) | (0.01) | (304) | (0.01) |
| Risk participation agreement mark-to-market adjustment | - | - | - | - | - | - | - | - | - | - |
| Deposit reltionship adjustment fees | 4,707 | 0.14 | - | - | - | - | - | - | - | - |
| Loss on redemption of preferred stock | 2,820 | 0.08 | - | - | - | - | - | - | - | - |
| Unrealized losses on loans held for sale | - | - | - | - | - | - | 799 | 0.03 | - | - |
| Core earnings | $ 113,876 | $ 3.36 | $ 59,303 | $ 1.76 | $ 70,308 | $ 2.14 | $ 54,588 | $ 1.71 | $ 38,439 | $ 1.21 |

Core Earnings, Excluding PPP - Customers Bancorp
($ in thousands, not including per share amounts)

| | Q3 2021 | | Q2 2021 | | Q1 2021 | | Q4 2020 | | Q3 2020 | |
|---|---|---|---|---|---|---|---|---|---|---|
| | USD | Per Share | USD | Per Share | USD | Per Share | USD | Per Share | USD | Per Share |
| GAAP net income to common shareholders, excluding PPP | $ 28,904 | $ 0.85 | $ 33,730 | $ 1.00 | $ 8,125 | $ 0.25 | $ 33,683 | $ 1.05 | $ 31,942 | $ 1.01 |
| Reconciling items (after tax): | | | | | | | | | | |
| Net loss from discontinued operations | - | - | - | - | 38,036 | 1.16 | 2,317 | 0.07 | 532 | 0.02 |
| Severance expense | - | - | 1,517 | 0.04 | - | - | - | - | - | - |
| Merger and acquisition related expenses | - | - | - | - | 320 | 0.01 | 508 | 0.02 | 530 | 0.02 |
| Legal reserves | 897 | 0.03 | - | - | - | - | - | - | 258 | 0.01 |
| (Gains) losses on investment securities | (4,591) | (0.14) | (2,694) | (0.08) | (18,773) | (0.57) | (1,419) | (0.04) | (9,662) | (0.30) |
| (Gain) losses on sale of foreign subsidiaries | - | - | 2,150 | 0.06 | - | - | - | - | - | - |
| Loss on cash flow hedge derivative terminations | - | - | - | - | 18,716 | 0.57 | - | - | - | - |
| Derivative credit valuation adjustment | (198) | (0.01) | 288 | 0.01 | (1,195) | (0.04) | (448) | (0.01) | (304) | (0.01) |
| Risk participation agreement mark-to-market adjustment | - | - | - | - | - | - | - | - | - | - |
| Deposit reltionship adjustment fees | 4,707 | 0.14 | - | - | - | - | - | - | - | - |
| Loss on redemption of preferred stock | 2,820 | 0.08 | - | - | - | - | - | - | - | - |
| Unrealized losses on loans held for sale | - | - | - | - | - | - | 799 | 0.03 | - | - |
| Core earnings, excluding PPP | $ 32,539 | $ 0.96 | $ 34,991 | $ 1.04 | $ 45,229 | $ 1.38 | $ 35,440 | $ 1.10 | $ 23,296 | $ 0.72 |

26

Customers Bancorp, Inc.

# Reconciliation of Non-GAAP Measures – Unaudited (Cont.)

Core Return on Average Asset - Customers Bancorp
($ in thousands)

| | Q3 2021 | Q2 2021 | Q1 2021 | Q4 2020 | Q3 2020 |
|---|---|---|---|---|---|
| GAAP net income | $ 116,042 | $ 61,341 | $ 36,595 | $ 56,245 | $ 50,515 |
| Reconciling items (after tax): | | | | | |
| Net loss from discontinued operations | - | - | 38,036 | 2,317 | 532 |
| Severance expense | - | 1,517 | - | - | - |
| Merger and acquisition related expenses | - | - | 320 | 508 | 530 |
| Legal reserves | 897 | - | - | - | 258 |
| (Gains) losses on investment securities | (4,591) | (2,694) | (18,773) | (1,419) | (9,662) |
| Loss on sale of foreign subsidiaries | - | 2,150 | - | - | - |
| Loss on cash flow hedge derivative terminations | - | - | 18,716 | - | - |
| Derivative credit valuation adjustment | (198) | 288 | (1,195) | (448) | (304) |
| Risk participation agreement mark-to-market adjustment | - | - | - | - | - |
| Deposit relationship adjustment fees | 4,707 | - | - | - | - |
| Unrealized losses on loans held for sale | - | - | - | 799 | - |
| Core net income | $ 116,857 | $ 62,602 | $ 73,699 | $ 58,002 | $ 41,869 |
| Average total assets | $ 19,739,340 | $ 19,306,948 | $ 18,525,721 | $ 18,250,719 | $ 17,865,574 |
| Core return on average assets | 2.35% | 1.30% | 1.61% | 1.26% | 0.93% |

Adjusted Net Income and Adjusted ROAA - Pre-Tax Pre-Provision - Customers Bancorp
($ in thousands)

| | Q3 2021 | Q2 2021 | Q1 2021 | Q4 2020 | Q3 2020 |
|---|---|---|---|---|---|
| GAAP net income | $ 116,042 | $ 61,341 | $ 36,595 | $ 56,245 | $ 50,515 |
| Reconciling items (after tax): | | | | | |
| Income tax expense | 36,263 | 20,124 | 17,560 | 23,447 | 12,016 |
| Provision (benefit) for credit losses on loans and leases | 13,164 | 3,291 | (2,919) | (2,913) | 12,955 |
| Provision (benefit) for credit losses on unfunded commitments | 669 | 45 | (1,286) | (968) | (527) |
| Severance expense | - | 2,004 | - | - | - |
| Net loss from discontinued operations | - | - | 38,036 | 2,317 | 532 |
| Merger and acquisition related expenses | - | - | 418 | 709 | 658 |
| Legal reserves | 1,185 | - | - | - | 320 |
| (Gains) losses on investment securities | (6,063) | (3,558) | (24,540) | (1,431) | (11,945) |
| (Gain) losses on sale of foreign subsidiaries | - | 2,840 | - | - | - |
| (Gains) losses on hedge deriative terminations | - | - | 24,467 | - | - |
| Derivative credit valuation adjustment | (261) | 380 | (1,562) | (625) | (378) |
| Risk participation agreement mark-to-market adjustment | - | - | - | - | - |
| Deposit relationship adjustment fees | 6,216 | - | - | - | - |
| Unrealized losses on loans held for sale | - | - | - | 1,115 | - |
| Adjusted net income - pre-tax pre-provision | $ 167,215 | $ 86,467 | $ 86,769 | $ 77,896 | $ 64,146 |
| Average total assets | $ 19,739,340 | $ 19,306,948 | $ 18,525,721 | $ 18,250,719 | $ 17,865,574 |
| Adjusted ROAA - pre-tax pre-provision | 3.36% | 1.80% | 1.90% | 1.70% | 1.43% |

27

28 Reconciliation of Non-GAAP Measures – Unaudited (Cont.) Core Return on Average Common Equity ($ in thousands) Q3 2021 Q2 2021 Q1 2021 Q4 2020 Q3 2020 GAAP net income to common shareholders $ 110,241 $ 58,042 $ 33,204 $ 52,831 $ 47,085 Reconciling items (after tax): Net loss from discontinued operations - - 38,036 2,317 532 Severance expense - 1,517 - - - Merger and acquisition related expenses - - 320 508 530 Legal reserves 897 - - - 258 (Gains) losses on investment securities (4,591) (2,694) (18,773) (1,419) (9,662) Loss on sale of foreign subsidiaries - 2,150 - - - Loss on cash flow hedge derivative terminations - - 18,716 - - Derivative credit valuation adjustment (198) 288 (1,195) (448) (304) Risk participation agreement mark-to-market adjustment - - - - - Deposit relationship adjustment fees 4,707 - - - - Loss on redemption of preferred stock 2,820 - - - - Unrealized losses on loans held for sale - - - 799 - Core earnings $ 113,876 $ 59,303 $ 70,308 $ 54,588 $ 38,439 Average total common shareholders' equity $ 1,071,566 $ 1,002,624 $ 918,795 $ 866,411 $ 812,577 Core return on average common equity 42.16% 23.72% 31.03% 25.06% 18.82%

29 Reconciliation of Non-GAAP Measures – Unaudited (Cont.) Tangible Equity ($ in thousands) Q3 2021 Q2 2021 Q1 2021 Q4 2020 Q3 2020 GAAP - Total shareholders' equity 1,284,299$ 1,250,729$ 1,188,721$ 1,117,086$ 1,051,491$ Reconciling items: Goodwill and other intangibles (1) (3,794) (3,853) (3,911) (14,298) (14,437) Tangible equity 1,280,505$ 1,246,876$ 1,184,810$ 1,102,788$ 1,037,054$ (1) Includes goodwill and other intangibles reported in assets of discontinued operations Tangible Book Value per Common Share - Customers Bancorp ($ in thousands, except per share data) Q3 2021 Q2 2021 Q1 2021 Q4 2020 Q3 2020 GAAP -Total shareholders' equity 1,284,299$ 1,250,729$ 1,188,721$ 1,117,086$ 1,051,491$ Reconciling items: Preferred stock (137,794) (217,471) (217,471) (217,471) (217,471) Goodwill and other intangibles (1) (3,794) (3,853) (3,911) (14,298) (14,437) Tangible common equity 1,142,711$ 1,029,405$ 967,339$ 885,317$ 819,583$ Common shares outstanding 32,537,976 32,353,256 32,238,762 31,705,088 31,555,124 Tangible book value per common share 35.12$ 31.82$ 30.01$ 27.92$ 25.97$

Customers Bancorp, Inc.

# Reconciliation of Non-GAAP Measures – Unaudited (Cont.)

Tangible Common Equity to Tangible Assets - Customers Bancorp
($ in thousands)

| | Q3 2021 | Q2 2021 | Q1 2021 | Q4 2020 | Q3 2020 |
|---|---|---|---|---|---|
| GAAP - Total shareholders' equity | $ 1,284,299 | $ 1,250,729 | $ 1,188,721 | $ 1,117,086 | $ 1,051,491 |
| Reconciling items: | | | | | |
| Preferred stock | (137,794) | (217,471) | (217,471) | (217,471) | (217,471) |
| Goodwill and other intangibles (1) | (3,794) | (3,853) | (3,911) | (14,298) | (14,437) |
| Tangible common equity | $ 1,142,711 | $ 1,029,405 | $ 967,339 | $ 885,317 | $ 819,583 |
| GAAP - Total assets | $ 19,108,922 | $ 19,635,108 | $ 18,817,660 | $ 18,439,248 | $ 18,778,727 |
| Reconciling items: | | | | | |
| Goodwill and other intangibles (1) | (3,794) | (3,853) | (3,911) | (14,298) | (14,437) |
| Tangible assets | $ 19,105,128 | $ 19,631,255 | $ 18,813,749 | $ 18,424,950 | $ 18,764,290 |
| Tangible common equity to tangible assets | 5.98% | 5.24% | 5.14% | 4.80% | 4.37% |

Tangible Common Equity to Tangible Assets, Excluding PPP - Customers Bancorp
($ in thousands)

| | Q3 2021 | Q2 2021 | Q1 2021 | Q4 2020 | Q3 2020 |
|---|---|---|---|---|---|
| GAAP - Total shareholders' equity | $ 1,284,299 | $ 1,250,729 | $ 1,188,721 | $ 1,117,086 | $ 1,051,491 |
| Reconciling items: | | | | | |
| Preferred stock | (137,794) | (217,471) | (217,471) | (217,471) | (217,471) |
| Goodwill and other intangibles (1) | (3,794) | (3,853) | (3,911) | (14,298) | (14,437) |
| Tangible common equity | $ 1,142,711 | $ 1,029,405 | $ 967,339 | $ 885,317 | $ 819,583 |
| GAAP - Total assets | $ 19,108,922 | $ 19,635,108 | $ 18,817,660 | $ 18,439,248 | $ 18,778,727 |
| Reconciling items: | | | | | |
| Goodwill and other intangibles (1) | (3,794) | (3,853) | (3,911) | (14,298) | (14,437) |
| PPP loans | (4,957,357) | (6,305,056) | (5,178,089) | (4,561,365) | (4,964,105) |
| Tangible assets | $ 14,147,771 | $ 13,326,199 | $ 13,635,660 | $ 13,863,585 | $ 13,800,185 |
| Tangible common equity to tangible assets | 8.08% | 7.72% | 7.09% | 6.39% | 5.94% |

30

Customers Bancorp, Inc.

# Reconciliation of Non-GAAP Measures – Unaudited (Cont.)

Core Assets
($ in thousands)

| | Q3 2021 | Q2 2021 | Q1 2021 | Q4 2020 | Q3 2020 |
|---|---|---|---|---|---|
| GAAP - Total assets | $ 19,108,922 | $ 19,635,108 | $ 18,817,660 | $ 18,439,248 | $ 18,778,727 |
| Reconciling items: | | | | | |
| Loans receivable, PPP | (4,957,357) | (6,305,056) | (5,178,089) | (4,561,365) | (4,964,105) |
| Goodwill and other intangibles [1] | (3,794) | (3,853) | (3,911) | (14,298) | (14,437) |
| Core assets | $ 14,147,771 | $ 13,326,199 | $ 13,635,660 | $ 13,863,585 | $ 13,800,185 |

[1] Includes goodwill and other intangibles reported in assets of discontinued operations

Total loans and leases, excluding PPP
($ in thousands)

| | Q3 2021 | Q2 2021 | Q1 2021 | Q4 2020 | Q3 2020 |
|---|---|---|---|---|---|
| Total loans and leases | $ 15,515,537 | $ 16,967,022 | $ 16,168,306 | $ 15,832,251 | $ 16,605,279 |
| PPP loans | (4,957,357) | (6,305,056) | (5,178,089) | (4,561,365) | (4,964,105) |
| Loans and leases, excluding PPP | $ 10,558,180 | $ 10,661,966 | $ 10,990,217 | $ 11,270,886 | $ 11,641,174 |

Coverage of credit loss reserves for loans and leases held for investment, excluding PPP
($ in thousands)

| | Q3 2021 | Q2 2021 | Q1 2021 | Q4 2020 | Q3 2020 |
|---|---|---|---|---|---|
| Loans and leases receivable | $ 12,927,956 | $ 14,077,198 | $ 12,714,578 | $ 12,136,733 | $ 12,664,997 |
| Loans receivable, PPP | (4,957,357) | (6,305,056) | (5,178,089) | (4,561,365) | (4,964,105) |
| Loans and leases held for investment, excluding PPP | $ 7,970,599 | $ 7,772,142 | $ 7,536,489 | $ 7,575,368 | $ 7,700,892 |
| Allowance for credit losses on loans and leases | $ 131,496 | $ 125,436 | $ 128,736 | $ 144,176 | $ 155,561 |
| Coverage of credit loss reserves for loans and leases held for investment, excluding PPP | 1.65% | 1.61% | 1.71% | 1.90% | 2.02% |

31

# Reconciliation of Non-GAAP Measures – Unaudited (Cont.)

Customers Bancorp, Inc.

Net Interest Margin, Tax Equivalent, Excluding PPP - Customers Bancorp
($ in thousands, except per share data)

| | Q3 2021 | Q2 2021 | Q1 2021 | Q4 2020 | Q3 2020 |
|---|---|---|---|---|---|
| GAAP net interest income | $ 219,892 | $ 138,757 | $ 132,731 | $ 122,946 | $ 107,439 |
| PPP net interest income | (112,005) | (35,785) | (34,842) | (25,257) | (20,018) |
| Tax-equivalent adjustment | 290 | 289 | 292 | 219 | 225 |
| Net interest income, tax equivalent, excluding PPP | $ 108,177 | $ 103,261 | $ 98,181 | $ 97,908 | $ 87,646 |
| GAAP average total interest earning assets | $ 19,033,826 | $ 18,698,996 | $ 17,943,944 | $ 17,601,999 | $ 17,121,145 |
| Average PPP loans | (5,778,367) | (6,133,184) | (4,623,213) | (4,782,606) | (4,909,197) |
| Adjusted average total interest earning assets | $ 13,255,459 | $ 12,565,812 | $ 13,320,731 | $ 12,819,393 | $ 12,211,948 |
| Net interest margin, tax equivalent, excluding PPP | 3.24% | 3.30% | 2.99% | 3.04% | 2.86% |

Loan Yield, excluding PPP
($ in thousands, except per share data)

| | Q3 2021 | Q2 2021 | Q1 2021 | Q4 2020 | Q3 2020 |
|---|---|---|---|---|---|
| Total interest on loans and leases | $ 233,097 | $ 153,608 | $ 152,117 | $ 145,414 | $ 132,107 |
| Interest on PPP loans | (117,103) | (41,137) | (38,832) | (29,465) | (24,337) |
| Interest on loans and leases, excluding PPP | $ 115,994 | $ 112,471 | $ 113,285 | $ 115,949 | $ 107,770 |
| Average loans and leases | $ 16,192,744 | $ 16,482,802 | $ 15,329,111 | $ 15,987,095 | $ 15,403,838 |
| Average PPP loans | (5,778,367) | (6,133,184) | (4,623,213) | (4,782,606) | (4,909,197) |
| Adjusted average total interest earning assets | $ 10,414,377 | $ 10,349,618 | $ 10,705,898 | $ 11,204,489 | $ 10,494,641 |
| Loan yield, excluding PPP | 4.42% | 4.36% | 4.29% | 4.12% | 4.09% |

32

33 Reconciliation of Non-GAAP Measures – Unaudited (Cont.) Deferments to Total loans and leases, excluding PPP ($ in thousands) Q3 2021 Q2 2021 Q1 2021 Q4 2020 Total loans and leases 15,515,537$ 16,967,022$ 16,168,306$ 15,832,251$ PPP loans (4,957,357) (6,305,056) (5,178,089) (4,561,365) Loans and leases, excluding PPP 10,558,180$ 10,661,966$ 10,990,217$ 11,270,886$ Commercial deferments 73,400$ 89,800$ 176,100$ 202,100$ Consumer deferments 6,708 8,400 13,000 16,400 Total deferments 80,108$ 98,200$ 189,100$ 218,500$ Commercial deferments to total loans and leases, excluding PPP 0.7% 0.8% 1.6% 1.8% Consumer deferments to total loans and leases, excluding PPP 0.1% 0.1% 0.1% 0.1% Total deferments to total loans and leases, excluding PPP 0.8% 0.9% 1.7% 1.9%